EXHIBIT 10.12



                                APOLLO GOLD, INC.



                            AND AFFILIATED COMPANIES




                             COMPANY RETIREMENT PLAN




                              EMPLOYEE SAVINGS PLAN




                                                                        SUMMARY
                                                                           PLAN
                                                                    DESCRIPTION

                     APOLLO GOLD, INC. EMPLOYEE SAVINGS PLAN

                            SUMMARY PLAN DESCRIPTION

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE

1.   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   PARTICIPATING IN THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . .1

EMPLOYEE CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Salary Reduction Contributions . . . . . . . . . . . . . . . . . . . . . .2
EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
VESTING OF CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .4

4.   BENEFITS AND DISTRIBUTIONS FROM THE PLAN . . . . . . . . . . . . . . . . .4

TIMING OF DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Normal Distribution Time . . . . . . . . . . . . . . . . . . . . . . . . .4
     Other Distribution Times . . . . . . . . . . . . . . . . . . . . . . . . .5
     Consent to Distribution. . . . . . . . . . . . . . . . . . . . . . . . . .5
FORMS OF DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Normal Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Optional Distributions . . . . . . . . . . . . . . . . . . . . . . . . . .5
FEDERAL INCOME TAX WITHHOLDING ON DISTRIBUTIONS . . . . . . . . . . . . . . . .5
DISTRIBUTIONS OF BENEFITS UPON YOUR DEATH . . . . . . . . . . . . . . . . . . .6
     Pre-retirement Death Benefits. . . . . . . . . . . . . . . . . . . . . . .6
     Post-retirement Death Benefits . . . . . . . . . . . . . . . . . . . . . .6

5.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     Investment of the Trust Fund . . . . . . . . . . . . . . . . . . . . . . .6
     Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Qualified Domestic Relations Orders. . . . . . . . . . . . . . . . . . . .7
     Top-Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Amendment and Termination of Plan. . . . . . . . . . . . . . . . . . . . .7
     Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Claims and Review Procedure. . . . . . . . . . . . . . . . . . . . . . . .7
     "Spendthrift" Provisions . . . . . . . . . . . . . . . . . . . . . . . . .8
     Trust Fund Not Insured . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Inability to Locate Person to Receive Payment, Incompetent Beneficiary . .8
     Special Rights under ERISA . . . . . . . . . . . . . . . . . . . . . . . .9

5.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Hours of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     One-Year Break In Service. . . . . . . . . . . . . . . . . . . . . . . . 10

     Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Vesting Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

7.   REFERENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                I.  INTRODUCTION

This is a summary of the Apollo Gold, Inc. Employee Savings Plan (the "Plan") which has recently been established or amended. The purpose of the Plan is to provide retirement income for employees eligible to participate by permitting pre-tax contributions to the Plan. The effective date of the Plan or amendment is January 1, 2000.

Under the Apollo Gold, Inc. Employees Savings Plan, the current investment choices are:

Low Risk                                   Bonds
---------                                  -----
Scudder Stable Value                       PIMCO Total Return

Balanced                                   Large Company Value
--------                                   ---------------------
Kemper Total Return                        SAFECO Equity

Moderate Growth (now Large Cap. Growth)    Index
---------------------------------------    -----
Scudder Large Cap Growth                   Scudder Stock Index

Aggressive                                 Moderate Cap. Aggressive Growth
----------                                 -------------------------------
Scudder 21st Century Growth                INVESCO Dynamics

International                              Lifestyle  Funds
-------------                              ----------------
Scudder International                      Pathway Conservative
                                           Pathway Balanced
                                           Pathway Growth

                                           Specialty
                                           ---------
                                           Kemper Technology

                                           Emerging Markets
                                           ----------------
                                           Templeton Developing Markets

Information about the investment objectives and the risk and return characteristics of the above investment choices is provided in the Plan materials.

Investment instructions may be made by calling the Pilot Voice Response System at 1-800-541-7705. For more information, regarding the funds, please contact your local Human Resources Department or the Plan Administrator.

     PLEASE REMEMBER THAT THIS IS ONLY A SUMMARY AND THEREFORE CANNOT COVER ALL THE DETAILS OF THE PLAN OR ACT AS A SUBSTITUTE FOR THE PLAN DOCUMENT WHICH CONTAINS ALL OF THE PROVISIONS OF THE PLAN. IN ADDITION, WE MAY HAVE UNINTENTIONALLY LEFT OUT OR MISSTATED SOME ITEMS. IF THERE IS ANY INCONSISTENCY BETWEEN THIS SUMMARY AND THE ACTUAL PROVISIONS OF THE PLAN, THE ACTUAL PROVISIONS SET FORTH IN THE PLAN DOCUMENT WILL CONTROL.

                          2.  PARTICIPATING IN THE PLAN

Before you become a Participant in the Plan, you must satisfy certain eligibility requirements. These requirements are explained in this section.

You have the right to make Salary Reduction Contributions and to receive Company Matching Contributions made to the Plan after you complete 1,000 hours of continuous service with Apollo Gold, Inc. and/or its subsidiaries.

When calculating your Hours of Service for each week during which you work at least one hour for the Employer, your Employer will credit you with the actual number of hours for which you performed services for the Employer during that week.

All employees who have completed the necessary length of service stated above are eligible to participate except non-resident aliens who work outside of the United States and individuals covered by a collective bargaining agreement.

You will become a Participant for Salary Reduction Contributions and Company Matching Contributions on the first day of the following month after you complete all of the above applicable requirements.

                          3.  CONTRIBUTIONS TO THE PLAN

EMPLOYEE CONTRIBUTIONS

SALARY REDUCTION CONTRIBUTIONS

You may elect to have part of your Compensation contributed to the Plan through salary reductions. These contributions are called "Salary Reduction Contributions." You may contribute up to 15% of your total cash compensation
(including overtime) to the Plan. Highly compensated participants may be limited to a lower percentage in order to satisfy certain testing requirements imposed by the I.R.S. This contribution is made before taxes.

You can change how much you deduct from your pay on a monthly basis. To request a change, call the Pilot Voice Response System at 1-800-541-7705. The request will be effective the first of the following month.

As stated by law, there is a maximum 401(k) contribution you can make in a calendar year. Since this maximum contribution may increase as permitted by law, employees will be notified of this amount when it is known. If your contributions reach that amount, they will stop an then start automatically at the same contribution rate at the beginning of the next calendar year.


EMPLOYER CONTRIBUTIONS

COMPANY CONTRIBUTIONS

When you contribute to the Plan, Apollo Gold matches $.75 for every $1.00 of the first 6% of your before tax pay (from 7% to 15%, there will be no Company Match although the contributions are still treated as before tax). The advantage of the Apollo Gold matching contribution is that you receive an automatic profit before your money is even invested.

For example, if you invest 4% of your pay into the 401(k) Plan, Apollo Gold will contribute an additional 3%. If you invest 6% of your pay, Apollo Gold will contribute 4.5%. Apollo Gold's matching contribution is deposited to your individual Plan account, just like your own dollars.

EXAMPLE OF AN EMPLOYEE EARNING $30,000 PER YEAR
-----------------------------------------------

ANNUAL DEFERRAL                     COMPANY MATCH             TOTAL
PERCENTAGE               $
1%                $  300            $  225                    $  525
2%                $  600            $  450                    $1,050
3%                $  900            $  675                    $1,575
4%                $1,200            $  900                    $2,100
5%                $1,500            $  1,125                  $2,625
6%                $1,800            $  1,350                  $3,150
7%                $2,100            $  1,350                  $3,450
8%                $2,400            $  1,350                  $3,750
9%                $2,700            $  1,350                  $4,050
10%               $3,000            $  1,350                  $4,350
11%               $3,300            $  1,350                  $4,650
12%               $3,600            $  1,350                  $4,950
13%               $3,900            $  1,350                  $5,250
14%               $4,200            $  1,350                  $5,550
15%               $4,500            $  1,350                  $5,850



                            VESTING OF CONTRIBUTIONS

All contributions you make (e.g., Salary Reduction Contributions, Rollover Contributions) are fully vested and non-forfeitable when made. To the extent assets are "vested" they are "non-forfeitable" and may not be lost, other than for fees and/or investment losses, or taken away, even if you leave your job.

All Employer Matching Contributions made on your behalf, and any earnings on those contributions, will vest and become non-forfeitable at the following rate:


                              Vesting Years       Percent Vested
                              -------------       --------------

                                     1                   25%
                                     2                   50%
                                     3                   75%
                                     4                  100%


                            TAXATION OF CONTRIBUTIONS

All contributions made to your account are not currently subject to federal, and most state, income taxes, but will be subject to federal, and possibly state and local, income taxation along with their earnings when benefits are later paid to you or your beneficiaries. Also, any distributions you receive before reaching the age of 59 1/2 will be subject to a 10% IRS early withdrawal penalty, unless the distribution is:

          1)   Paid  on  account  of  your  disability
          2) Paid to you on account of a separation from service after you have reached age 55 and paid to you in either a lump sum payment or in substantially equal payments based on your life expectancy or the joint life expectancy of you and your beneficiary (provided that the installment payments extend for a period of at least 5 years)

          3)   Paid  on  account  of  your  death
          4) Paid to a spouse, ex-spouse or other party pursuant to a qualified domestic relations order, or
          5) Paid for medical expenses (only to the extent such expenses would be deductible).

Regardless if the 10% IRS early withdrawal penalty requirement will or will not apply, distributions will be subject to federal and state income taxes.

                            TERMINATION OF EMPLOYMENT

If you are a Plan Participant and you leave your job with the Employer, you will no longer be eligible to make contributions to the Plan. You may, however, be entitled to receive an allocation of any Employer Contributions for the Plan Year during which you terminated employment (see "EMPLOYER CONTRIBUTIONS,"
                                                        ----------------------
above). If you return to work for the Employer within one year as a regular status employee, you will immediately become a Participant in the Plan again.

If you separate from service before you are 100% vested, you will be entitled to take distribution of only the vested portion of your account(s). The non-vested portion will be forfeited. However, if you return to work before incurring five
(5) consecutive One-Year Breaks in Service, and you repay to the Plan the entire amount of your vested portion of the distribution from the Plan account(s), the Employer will reinstate your account(s), including the amount that was forfeited. You will have 5 years from the date of your distribution check to repay the amount you took as a distribution. You should check with the Plan Administrator for more detailed information concerning these rules and their application to your situation.

If you decide to leave your account balance(s) in the Plan, the Employer will not forfeit the non-vested portion until you have incurred five (5) consecutive One-Year Breaks in Service, or until you elect to take a distribution of your vested portion, whichever is earlier.

Forfeitures will be applied to reduce the Employer's obligation to make a fixed contribution (e.g., Company Matching) for the Plan Year during the Plan Year in
               ----
which  the  forfeiture  occurred.

If you return to work for the Employer, and again participate in the Plan, any Vesting Years you accumulated before you left your job will be used in determining the vested portion of any subsequent Employer Contributions you may receive. The extent to which your future service with the Employer may be used to increase the vested portion of Employer Contributions you received prior to
                                                                        --------
separation depends on how many One-Year Breaks in Service you incur before you are re-hired. If you were not fully vested at the time you left your job but you did not incur five (5) consecutive One-Year Breaks in Service, any Vesting
          ---
Service you accumulate after re-hire will be counted in determining the vested portion of the Employer Contributions you received prior to your separation from service. If you did incur five (or more) consecutive One-Year Breaks in Service, the vested portion of the Employer Contributions you received prior to separation will not be increased on account of your subsequent service and the non-vested portion will remain forfeited.

                  4.  BENEFITS AND DISTRIBUTIONS FROM THE PLAN

TIMING OF DISTRIBUTIONS

NORMAL DISTRIBUTION TIME
Your Normal Retirement Date will be when you reach the age of 65. Unless you elect otherwise, distribution of your account balance generally will begin following the end of the Plan Year in which you either reach your Normal Retirement Date or you stop working for the Employer, whichever is later.

REQUIRED MINIMUM DISTRIBUTIONS

If  you are not a 5% owner, you are required to begin receiving required minimum
            ---
distributions ("RMDs") not later than April 1st of the calendar year following the later of (i) the date you attain age 70 1/2, or (ii) the date you retire from service for the Employer. If you are a 5% owner, however, you are required
                                       ---
to begin receiving RMDs not later than April 1st of the calendar year following the year in which you attain age 70 1/2 -- regardless of whether you are still employed by the Employer. In any event, you must continue receiving RMDs by December 31st of each subsequent year.

If you do not receive your Required Minimum Distribution for any year, you will be subject to an IRS penalty equal to 50% of the amount you did not timely receive.

OTHER DISTRIBUTION TIMES

You may elect an earlier time for distribution to begin, provided that distributions do not begin before you reach your Normal Retirement Date (which is age 65), become disabled, or separated from service with the Employer.

CONSENT TO DISTRIBUTION

If your Plan account balance (excluding your Rollover Account) is $5,000 or less, the Plan Administrator may authorize distribution of your Plan accounts in a single lump sum payment without your consent, once you have reached a time when distributions can begin (e.g., your termination of employment). If your
                                 ----
account balance (excluding your Rollover Account) is over $5,000, distributions cannot be made without your consent (except in the case of required minimum distributions, described in "NORMAL DISTRIBUTION TIME," above).
                               ---------------------------


                             FORMS OF DISTRIBUTIONS

NORMAL DISTRIBUTION

Your vested account balance under the Plan will be distributed in the form of a single lump sum payment unless it exceeds $5,000 and you request one of the Optional Distributions described below.

OPTIONAL DISTRIBUTIONS

Instead of the Normal Distribution Form, described above, you may elect to receive distribution of your vested account balance in one (or a reasonable combination) of the following Optional Distributions: Lump sum distribution and Installment payments in a fixed amount.


                 FEDERAL INCOME TAX WITHHOLDING ON DISTRIBUTIONS

Most distributions paid directly to you will be subject to a 20% federal income tax withholding requirement, regardless of your age. (Certain state income tax withholding obligations may also apply.) However, the withholding requirement can be avoided under the following circumstances:

     1.   If  you  receive  substantially  equal  installment  payments designed

          a)   to  be  paid  over  a  period  of  at  least  10  years;  or

          b) to be paid for the duration of your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your beneficiary,

          the 20% withholding requirement will not apply. However, federal and state income taxes will apply to these distributions.

     2. If all or a portion of the distribution is a "required minimum distribution" under Section 401(a)(9) of the Internal Revenue Code, the 20% withholding requirement will not apply to the portion that is a required minimum distribution. The "required minimum distribution" is considered taxable income, however.

     3. If your distribution is eligible for rollover treatment, you can have your distribution directly rolled over into an IRA or another qualified retirement plan (i.e., not paid to you) and the distribution
                                     ----
          will  not  be  subject  to  the  20%  withholding.

     Regardless if the 20% withholding requirement will or will not apply, distributions may be subject to federal and state income taxes as well as the 10% penalty for early withdrawal if taken before age 59 1/2. Check with the Human Resources Department for more information on these rules.

                    DISTRIBUTIONS OF BENEFITS UPON YOUR DEATH

PRE-RETIREMENT DEATH BENEFITS

If you are married and you die before distribution of your vested account balance has begun, your vested account balance will be distributed to your spouse, unless you designate an alternative Beneficiary (or Beneficiaries) for all or a portion of your account. To designate a Beneficiary (or Beneficiaries) other than your spouse, you must obtain your spouse's written consent. If you are unmarried at the time of your death, your vested account balance will be paid to your designated Beneficiary (or Beneficiaries).

Distribution(s) to your spouse or Beneficiary (or Beneficiaries) will be made in the form(s) elected by your spouse or each Beneficiary, unless you previously designated the form of distribution.

POST-RETIREMENT DEATH BENEFITS

If you die after the distribution of your vested account balance has commenced, the remainder of the distributions will continue to be paid, in the same manner, to your spouse or any Beneficiary (or Beneficiaries) you properly designated before your death.

                                5.  MISCELLANEOUS

INVESTMENT OF THE TRUST FUND

All contributions made on your behalf are held in a Trust Fund, in a separate account maintained in your name and invested by the Trustee. The Trust Fund is maintained strictly for the benefit of Participants and their Beneficiaries; the Trustee is required to act only in their interests. Investment decisions for individual accounts are the sole responsibility of the participant.

LOANS

Loans are permitted from the Apollo Plan. Loans are made only from your account and are subject to the nondiscriminatory terms and conditions prescribed by the Administrator. A copy of the Loan Policy is available from your local Human Resources Department.

QUALIFIED DOMESTIC RELATIONS ORDERS

While federal law protects your Plan assets from creditors, qualified domestic relations orders are an exception. A qualified domestic relations order is a court order that gives an alternate payee (such as a spouse, former spouse, or child) a right to part or all of your Plan assets. Such an order can force payment of benefits while you are working even though the Plan may otherwise prohibit distributions earlier than retirement, termination, death or disability. The Plan Administrator will notify you I the Plan receives a domestic relations order relating to you and must determine, within a reasonable time, if he order is qualified. If you have any questions about qualified domestic relations orders, you should contact the Plan Administrator.

TOP-HEAVY PLAN

For any Plan Year the Plan is determined to be Top-Heavy, the Employer may be required to make additional minimum contributions on behalf of the non-Key Employees and/or to accelerate vesting.

AMENDMENT AND TERMINATION OF PLAN

The Employer intends to maintain the Plan indefinitely. Nevertheless, the Employer does have the right to amend or terminate the Plan at any time. In the event the Plan is ever amended or terminated, the Plan contains the following provisions designed to protect your benefits: once the Employer has made a valid contribution to the Trust, the Employer cannot recover it. Similarly, once you have a vested benefit, it cannot be taken away. Finally, unless the law requires it, or the government gives special permission, the amount in your account cannot be reduced, other than for fees and/or investment losses, and the Plan's distribution options cannot be restricted.

Once you become a Participant in the Plan, you will maintain your interest, in all future Employer contributions regardless of whether the Employer changes the Plan's eligibility and/or vesting requirements. If the Plan's vesting schedule is changed, Participants with three (3) or more Vesting Years (five (5) or more Vesting Years for Participants who have not been credited with an Hour of Service in a Plan Year beginning after 12/31/88) may choose to keep the old vesting schedule for their accounts.

If the Plan is combined in any way with another plan, your benefit under the combined plan will not be less than it would have been if the Plan had terminated, instead of being combined with the other plan.

If the Plan terminates or the Employer completely discontinues contributions, the Plan Administrator will instruct the Trustee as to whether and how to distribute Participants' accounts.

The Employer has delegated a limited power to amend the Plan to Scudder Investor Services, Inc.

ADMINISTRATION

The individual or entity whose name appears on page 12 will serve as Plan Administrator. It is the Plan Administrator's job to keep lists of Participants and their Beneficiaries, to process disbursement orders, to take care of bookkeeping and record keeping, and to prepare reports for employees and government agencies. The Plan Administrator will also have the authority to decide all questions about the Interpretation of Plan provisions and to hold hearings on disputed claims for benefits.

CLAIMS AND REVIEW PROCEDURE

The Plan Administrator will administer the Plan to provide benefits to you as soon as you are entitled to receive them. The following procedure is, however, available to you if you feel that you are entitled to a benefit you are not receiving:

     (a)  Making  a  Claim
          ----------------
          You  must make a claim to the Plan Administrator in writing unless the
                                                           ----------
          Plan  Administrator  agrees  that  this  formality  is  not  required.


     (b)  Notice  of  Reason  For  Denial
          -------------------------------
          If the Plan Administrator denies your claim to a benefit, you must receive written notice of the denial within 60 days after the day you filed your claim. This notice must give you the reasons for the denial and a description of what your rights are for review of the denial.


     (c)  Review
          ------
          You will have 60 days from the day you received a denial from the Plan Administrator to make a written application for review. You may have a hearing at that review session if you ask for it. If you request a hearing, you may have a lawyer with you, you may examine the Plan documents, and you may submit your own comments in writing.

The Plan Administrator must make a decision on the review within 60 days of your application, except that up to 60 more days may be taken if the Plan Administrator finds that special circumstances exist, such as the need to hold a hearing. You will receive the Plan Administrator's decision in writing, including reasons for that decision.

"SPENDTHRIFT" PROVISIONS

Generally, the Plan does not allow you to pledge, give away or sell your rights to your account. Except to the extent that the Plan permits you to take out loans on your account, and except as ordered by a court pursuant to a qualified domestic relations order, your account balance may not be reduced for any reason.

TRUST FUND NOT INSURED

The funds in the Plan are not insured because insurance is not available for this type of retirement plan. Pension insurance is available only for plans in which the actual dollar amount of the benefits is known. In this Plan, the actual dollar amount of the contributions varies from year to year, and the amount in your account depends on the investment results in the Trust Fund. The value in dollars of your benefits will therefore not be known until you are entitled to receive them. Consequently, the Plan is not eligible for insurance.

INABILITY TO LOCATE PERSON TO RECEIVE PAYMENT, INCOMPETENT BENEFICIARY

If the person eligible to receive any benefit from the Plan cannot be located or identified, the Plan Administrator, in his/her discretion, may direct the Trustee to: (1) forfeit and reallocate the benefit to the remaining Participants, (2) retain the benefit in the Trust, or (3) pay the benefit to a court pending judicial determination of who is entitled to the benefit. If the benefit is forfeited and reallocated, however, the Employer will be required to reinstate the benefit if the person eligible to receive the benefit is later located or identified.

If the Plan Administrator decides that any person to whom a benefit is payable, is physically or mentally incapable of handling his or her financial affairs, the Plan Administrator may direct the Trustee to make payments that would normally be due to that individual, to the individual's legal representative or custodian, or to apply such payments directly for the individual's support and maintenance.

SPECIAL RIGHTS UNDER ERISA

As a participant in the Plan, you are entitled to certain rights and protection under ERISA (Employee Retirement Income Security Act of 1974). ERISA provides that all participants will be entitled to:

     (a) Examine without charge, at the Plan Administrator's office, all Plan documents including insurance contracts and copies of all documents filed by the plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

     (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

     (c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary financial report.

     (d) Obtain a statement telling you whether you have a right to receive a pension at normal retirement age, and if so, what your benefits would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to have a right to a benefit. You must request this statement in writing. The Plan Administrator is not required to provide this statement more than once a year, but must provide the statement free of charge.

     (e) In addition for creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, the Plan Administrator and the Trustee, are called "fiduciaries" of the Plan, and have a duty to act prudently and in the interest of you and other Plan Participants and Beneficiaries.

          No one, including the fiduciaries, your Employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA. If your claim for a pension benefit is denied in whole or in part, the Plan Administrator must provide you with a written explanation of the reason for the denial. You also have the right to have the Plan Administrator review and reconsider your claim.

          You  can  take  the  following steps to enforce the above rights under
          ERISA:

          1. If you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

          2. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

          3. If the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may ask for assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

If  you  have  any  questions  about  the  Plan,  you  should  contact  the Plan
Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor -Management Services Administration, Department of Labor or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.


                                 5.  DEFINITIONS

Listed below are definitions for some terms that are used throughout this Summary and the Plan. Since these words may have technical meanings slightly different from their ordinary meanings, please refer to these definitions when you are reading this Summary or the Plan document.

     COMPENSATION

          Compensation means cash compensation

          The above definition of Compensation will apply for allocating or determining Salary Reduction Contributions, Employer Matching Contributions, nondiscrimination tests contained in Article VI of the Plan, and Section 415 Limitations on Allocations.

          Compensation shall include a Participant's Salary Reduction Contributions and other amounts which are excluded from an Employee's gross income on a pre-tax basis. This will apply for allocating or determining Employer Matching Contributions, and nondiscrimination testing.

          Compensation shall not include amounts paid during that portion of the Plan Year during which the Employee is not eligible to participate in the Plan.

     EMPLOYER

          Employer means Apollo Gold, Inc. and its subsidiaries.

     HOURS OF SERVICE

          Hours of Service means any hours for which you are either paid or entitled to be paid by the Employer for performing duties or for other reasons such as vacation, holidays, sick days, maternity or paternity leave, disability, jury or military duty, layoff or authorized leave of absence. Hours of Service are used when determining whether you have met the eligibility and vesting requirements of the Plan.

          Please note that Hours of Service you may have accumulated for reasons other than performing duties, such as vacation, maternity leave, etc., cannot exceed 501 hours for each continuous period during which you do not perform any duties.

     ONE-YEAR BREAK IN SERVICE

          One-Year Break in Service is a 12-month period during which you complete 500 or fewer Hours of Service (see definition above). The
          12-month periods are measured from the day you began working for the Employer in the same manner as Years of Service are determined. (Note:
          If a "Year of Service" is defined below as a 12-month period during which you complete 501 or less Hours of Service, then a One-Year Break in Service is a 12-month period during which you do not complete the number of Hours of Service specified in the "Year of Service" definition below.)

     PARTICIPANT

          Participant means an employee who has satisfied the eligibility requirements of the Plan and is thereby eligible to participate in the Plan. See Section 2 of this Summary for the Plan's eligibility requirements.

     PLAN YEAR

          Plan Year means the 12-month period ending on the last day of December over which Plan records are maintained.

     TOP HEAVY

          Top Heavy describes a Plan in which the sum of account balances of key employees - that is, corporate officers and highly compensated employees - exceeds 60% of the sum of account balances of all Participants.

     YEAR OF SERVICE

          A Year of Service is a 12-consecutive-month period during which you complete 1,000 Hours of Service.

     VESTING YEAR

          Vesting Year means a year to be accrued on the vesting schedule (see "VESTING OF CONTRIBUTIONS," page 3). A Vesting Year will be credited
           --------------------------
          to you for the appropriate measuring period during which you complete 1000 Hours of Service.

          A Vesting Year will be measured on the 12-consecutive-month period beginning on the first day you complete an Hour of Service or an anniversary of that date.

                                 7.  REFERENCES

Name of Plan:                            Apollo Gold, Inc. Employee Savings Plan
------------

Plan Number:                             001
-----------

Plan Year:                               The 12 month period ending on the last
-----------                              day of December.


Name, Address and Phone Number
------------------------------
Of Employer:                             Apollo Gold, Inc.
-----------                              601 West First Avenue, Ste. 1500
                                         Spokane, WA 99201
                                         (509) 624-4653

Employer Identification Number:          91-1724754
------------------------------

Employer's Fiscal Year:                  The 12-month period ending on the last
------------------------                 day of December.


Name and Address of Plan Administrator:  Ms. Gayle Newnham
--------------------------------------   Apollo Gold, Inc.
                                         601 West First Avenue, Suite 1500
                                         Spokane, WA 99201


Name and Address of Agent for
-----------------------------
Service of Legal Process:                Donald W. Vagstad
-------------------------                Senior Vice President and
                                         General Counsel
                                         Apollo Gold, Inc.
                                         601 West First Avenue, Suite 1500
                                         Spokane, WA 99201


Name and Address of Trustee:             Scudder Trust Company
---------------------------              11 Northeastern Blvd.
                                         Salem, NH 03079